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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): July 26, 2005

                             ACME UNITED CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

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          Connecticut                      001-07698               06-0236700
(State of Other Jurisdiction of           (Commission            (IRS Employer
 Incorporation or Organization)           File Number)           Identification)


1931 Black Rock Turnpike, Fairfield, Connecticut                     06825
(Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (203) 332-7330

                                       N/A
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     This Current Report on Form 8-K is being filed by Acme United Corporation
(the "Company") solely to report the information set forth in Item 1 hereof.

Item 1.    Registrant's Business and Operations

     Item 1.01    Entry into a Material Definitive Agreement

On July 26, 2005, the Compensation Committee of the Board of Directors awarded cash bonuses to officers and other members of the Company's management. These bonuses constitute a portion of the annual cash bonuses which the Compensation Committee estimates will be payable to such persons for services rendered during fiscal 2005. The Company will pay the cash bonuses on August 1, 2005. The cash bonuses awarded to the Company's Chief Executive Officer and the four remaining most highly paid executive officers are as follows:

Walter Johnsen, President and CEO, $100,000; Brian Olschan, Executive Vice President, $75,000; Paul Driscoll, Chief Financial Officer, $40,000; James Benkovic, Vice President of Sales, $40,000; and Larry Buchtmann, Vice President of Operations and Technology, $10,000.


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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        ACME UNITED CORPORATION

Date: July 28, 2005                     By: /s/  Paul G. Driscoll
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                                            Paul G. Driscoll
                                            Vice President and Chief Financial
                                            Officer